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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: December 8, 1999




                         Commission file number 1-1097



                        OKLAHOMA GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

               Oklahoma                                73-0382390
      (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)                Identification No.)


                                321 North Harvey
                                  P. O. Box 321
                       Oklahoma City, Oklahoma 73101-0321
                    (Address of principal executive offices)
                                   (Zip Code)

                                  405-553-3000
              (Registrant's telephone number, including area code)

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Item 5. Other Events


     OKLAHOMA GAS & ELECTRIC COMPANY WITHDRAWS PERFORMANCE BASED
     INCENTIVE PLAN
     -----------------------------------------------------------

     Oklahoma Gas & Electric Company ("OG&E"), through its parent company, OGE Energy Corp., announced, December 8, 1999, that it has withdrawn the Company's Performance Based Incentive Plan, which was filed on July 15, 1999 with the Oklahoma Corporation Commission ("OCC").

     The Performance Based Incentive Plan would have lowered the Company's rates by approximately $83 million during a 30-month transition to electric utility deregulation and is discussed in the press release attached hereto as Exhibits 99.01.

     Some of the matters discussed in this Form 8-K may contain forward-looking statements of the Company that are subject to certain risks, uncertainties and assumptions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; regulatory decisions and other risk factors listed in OG&E's Form 10-K for the year ended December 31, 1998 and other factors described from time to time in OG&E's reports to the Securities and Exchange Commission.


Item 7. (c) Exhibits

  EXHIBIT NUMBER                           DESCRIPTION
  --------------                           -----------

      99.01 OGE Energy's press release dated December 8, 1999 announcing Oklahoma Gas & Electric Company withdraws Performance Based Incentive Plan, which was filed on July 15, 1999 with the Oklahoma Corporation Commission.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        OKLAHOMA GAS & ELECTRIC COMPANY
                                                 (Registrant)


                                     By           /s/    Donald R. Rowlett
                                       -----------------------------------------
                                                         Donald R. Rowlett
                                          Vice President and Controller

                                (On behalf of the registrant and in his capacity
                                        as Vice President and Controller)



December 8, 1999


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
                                  EXHIBIT INDEX

EXHIBIT INDEX        DESCRIPTION
-------------        -----------
    99.01            OG&E Withdraws Performance Based Incentive Plan

